EXHIBIT 99.1

JOINT FILER INFORMATION

Title of Non-Derivative Securities: Common Stock

Issuer & Ticker Symbol: GLG Partners, Inc. (GLG)

Date of event requiring statement: September 5, 2008

Designated Filer:

Lehman Brothers Holdings Inc.

745 Seventh Avenue

New York, NY 10019

Other Joint Filer Information:

Lehman (Cayman Islands) Ltd., a Cayman Islands limited liability company, a direct wholly-owned subsidiary of the Reporting Person.

Maples And Calder

P.O. Box 309GT, Ugland House/George Town, Grand

Cayman/Cayman Islands

Relationship of Joint Filer to Issuer: 10% Owner

Ownership Form: Direct (See Footnotes (2) and (4) of the Form 4)

Signature of Joint Filer:

LEHMAN (CAYMAN ISLANDS) LTD.

By:	/s/ Gwen J. Zeisler
Name: Gwen J. Zeisler Title: Attorney-in-fact

Date: September 12, 2008